                                                                    EXHIBIT 99.1


                                 [PINNACLE LOGO]

FOR IMMEDIATE RELEASE

                           MEDIA CONTACT:        Vicki Kessler  615-320-7532
                           FINANCIAL CONTACT:    Harold Carpenter  615-744-3742
                           WEBSITE:              www.mypinnacle.com

                    PINNACLE FINANCIAL REPORTS RECORD GROWTH
          ASSETS GROW TO $685 MILLION AND EARNINGS PER SHARE ARE $0.16

     NASHVILLE, Tenn., Oct. 19, 2004 - Pinnacle Financial Partners Inc. (Nasdaq:
PNFP), the holding company for Pinnacle National Bank, today reported that net income for the quarter ended September 30, 2004, was $1,391,000, or $0.16 per diluted share, an increase of 60 percent when compared to Pinnacle's net income of $787,000, or $0.10 per diluted share for the quarter ended September 30, 2003. The company also reported net income for the nine months ended September 30, 2004, of $3,630,000, or $0.43 per diluted share, an increase of 95 percent when compared to Pinnacle's net income of $1,696,000, or $0.22 per diluted share for the nine months ended September 30, 2003.
     Return on average assets for the quarter ended September 30, 2004, was 0.89 percent compared to 0.77 percent for the same quarter last year. Return on average stockholders' equity for the quarter ended September 30, 2004, was 12.58 percent compared to 9.59 percent for the same quarter last year. The firm's efficiency ratio (noninterest expense divided by net interest income and noninterest income) improved to 57.4 percent during the third quarter of 2004 compared to 65.0 percent during the third quarter of 2003.
     Total assets grew a record $99 million to $685 million as of September 30, 2004, up $187 million or 50 percent on an annualized basis from the $498 million reported at December 31, 2003. Assets at the end of the third quarter were up $244 million or 55 percent from the $441 million reported a year ago. Loans as of September 30, 2004, were $435 million, more than 46 percent higher than the $297 million reported at December 31, 2003, and almost 55 percent higher than the $280 million reported at September 30, 2003. Total deposits increased to $542 million at September 30, 2004, compared to $391 million at December 31, 2003, and $347 million at September 30, 2003.
     Net loan growth for the quarter ended September 30, 2004, was $80 million which was 2.5 times more than the loan growth experienced in the second quarter of 2004 which was

Pinnacle Reports Continued Growth - 2 of 5


$32 million. Loan growth during the third quarter of 2003 was $24 million. Total deposit growth for the quarter ended September 30, 2004, was $75 million compared to $30 million during the second quarter of 2004 and $38 million during the third quarter of 2003.
     "The outstanding loan and deposit growth we achieved in the third quarter is evidence that our investment in seasoned financial professionals is paying off," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "This growth, combined with the success of our recently completed follow-on stock offering, gives us a great deal of momentum for the remainder of 2004 and into 2005. After only four years of operations, we believe our associates have built a reputation for providing Nashville's small businesses and affluent individuals distinctive service and effective advice and that their effort is the reason for these great results."
     Net interest income for the quarter ended September 30, 2004, was $5.3 million compared to $3.4 million for the quarter ended September 30, 2003. Net interest income for the nine months ended September 30, 2004, was $14.0 million compared to $9.0 million for the same period in 2003. The net interest margin for the third quarter of 2004 was 3.62 percent, which was higher than the net interest margin of 3.51 percent reported during the second quarter in 2004. The percentage of daily floating rate loans to total loans increased to 55.8 percent at September 30, 2004, compared to 52.5 percent at June 30, 2004, and 55.5 percent at September 30, 2003.
     The provision for loan losses was $1,012,000 for the third quarter of 2004 reflecting the impact of the significant loan growth during the third quarter. The provision for the third quarter of 2004 is higher than the $449,000 in the second quarter of 2004 and $318,000 in the third quarter in 2003. The provision for loan losses was $1,814,000 for the first nine months of 2004 compared to $953,000 for the same period in 2003. The allowance for loan losses represented
1.25 percent of total loans at September 30, 2004. Annualized net charge-offs to average loans amounted to 0.04 percent for the quarter ended September 30, 2004. Nonaccrual loans as a percentage of total loans decreased to 0.31 percent at September 30, 2004.
     Noninterest income for the quarter ended September 30, 2004, was $1,678,000 compared to $1,024,000 during the same quarter in 2003. Noninterest income for the nine months ended September 30, 2004, was $4.1 million compared to $2.4 million during the same period in 2003. These increases were due to the continued development of Pinnacle's mortgage origination unit, gains recognized on the sale of loans and loan participations and investment securities, increased service charges due to more deposit accounts and increased investment services income from Pinnacle Asset Management. For the quarter

Pinnacle Reports Continued Growth - 3 of 5


ended September 30, 2004, noninterest income represented approximately 24.1 percent of total revenues (the sum of net interest income and noninterest income), compared to 23.2 percent for the same quarter in 2003.
     Noninterest expense for the quarter ended September 30, 2004, was $4.0 million compared to $2.9 million for the same quarter in 2003. Noninterest expense for the nine months ended September 30, 2004, was $11.0 million compared to $7.8 million for the same period in 2003. Pinnacle has and will continue to increase expense levels in order to capitalize on current and future market opportunities and to provide the necessary infrastructure to support its growth:

          - Pinnacle currently has 117 employees with 84 working in client contact areas and 33 in operational and corporate areas, an increase of 27 employees since December 31, 2003. Pinnacle anticipates adding 12 more employees in 2004, including eight who are expected to be in client contact areas, with the remainder in operational and corporate areas. Approximately 23 employee additions are currently planned for 2005, bringing the total number of employees to 152 by the end of 2005.
          - The firm opened its sixth office, located in the West End area of Nashville, during the third quarter. This office is located adjacent to Vanderbilt University and is within close proximity to Nashville's medical community, including several prominent hospitals and medical office facilities. Pinnacle has also begun a new medical practice financial services unit based from its West End location with four associates focused on serving this particular business sector.
          - Pinnacle has also begun construction of its seventh office, located in Franklin, Tenn., which is the county seat of Williamson County. The Franklin office, which is anticipated to be open in late 2004 or early 2005, will be the firm's third office in Williamson County, which has the highest per capita income and one of the highest growth rates of all Tennessee counties.
          - Pinnacle has begun negotiations for its eighth office, to be located in the Hendersonville, Tenn., area, northeast of Nashville's central business district. The firm anticipates this office to be open in mid-2005. Additionally, the firm is considering a ninth location to be opened in late-2005 in the Nashville MSA with two more offices planned for 2006, bringing the total number of offices to 11 by December 2006.

Pinnacle Reports Continued Growth - 4 of 5


INVESTMENT OUTLOOK
     During the third quarter of 2004, Pinnacle presented its outlook for growth at a regional investor conference which included Pinnacle's plans for additional hiring and buildout of the branch distribution system. Turner noted at the conference that he believed the firm could grow to $1.2 billion in assets within the next few years without adding any additional sales force or branch offices, however. He also indicated that Pinnacle has the capacity to enter other urban markets in Tennessee, but that management has no current plans to enter those markets. Turner stated that management views its acquisition of key people with deep ties to the local market to be the principal reason for its rapid growth in Nashville and that the availability of such people in other markets would be a catalyst to accelerate entry into those markets.

     For its existing Nashville franchise, management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2004 diluted earnings per share will approximate $0.60 to $0.62. Pinnacle also estimates diluted earnings per share for the year ending December 31, 2005, to be $0.82 to $0.88. Additionally, Pinnacle is estimating that its ending total asset balances will approximate $900 million by the end of 2005 through organic growth. As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments, including the execution of any initiative involving the development of any market other than the current Nashville franchise, the opportunity to hire more seasoned professionals than anticipated or to grow loans significantly in excess of the levels contemplated, may cause the actual results of Pinnacle to differ materially from these estimates. Additionally, the estimates are exclusive of compensation expenses related to the expensing of incentive stock options that have been and may be granted to employees under the firm's broad-based stock option plans. Management continues to follow the ongoing debate between the various accounting rule-making bodies and others related to these matters.
     Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.
     Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in the Rivergate, Green Hills and West End areas and offices in Brentwood and the Cool Springs areas of Williamson County.
     Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

Pinnacle Reports Continued Growth - 5 of 5


                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

========================================================================================================
                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                       2004                2003
--------------------------------------------------------------------------------------------------------

ASSETS

Cash and noninterest-bearing due from banks ..................$       16,379,311    $    13,768,278
Interest-bearing due from banks...............................           750,486          1,180,371
Federal funds sold............................................        20,986,729         32,235,401
                                                                  --------------      -------------
     Cash and cash equivalents................................        38,116,526         47,184,050

Securities available-for-sale, at fair value .................       163,706,737        139,944,238
Securities held-to-maturity (fair value of $27,269,419).......        27,616,118              -

Mortgage loans held-for-sale..................................         5,002,120          1,582,600

Loans ........................................................       434,908,936        297,004,110
Less allowance for loan losses ...............................        (5,434,116)        (3,718,598)
                                                                  --------------      -------------
     Loans, net...............................................       429,474,820        293,285,512

Premises and equipment, net ..................................         9,603,983          6,911,359
Other assets .................................................        11,887,455          9,512,899
                                                                  --------------      -------------
         Total assets.........................................$      685,407,759    $   498,420,658
                                                                  ==============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand ..............................$      107,469,555    $    60,796,396
     Interest-bearing demand .................................        42,669,930         31,407,213
     Savings and money market accounts........................       195,082,489        140,383,878
     Time ....................................................       196,637,523        157,981,525
                                                                  --------------      -------------
         Total deposits ......................................       541,859,497        390,569,012
Securities sold under agreements to repurchase................        22,958,038         15,050,110
Federal Home Loan Bank advances...............................        51,500,000         44,500,000
Subordinated debt.............................................        10,310,000         10,310,000
Other liabilities ............................................         2,112,488          3,655,155
                                                                  --------------      -------------
         Total liabilities....................................       628,740,023        464,084,277

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares
         authorized; no shares issued and outstanding.........             -                  -
     Common stock, par value $1.00; 20,000,000 shares
         authorized; 8,389,232 issued and outstanding
         at September 30, 2004 and 7,384,106 issued and
         outstanding at December 31, 2003.....................         8,389,232          7,384,106
     Additional paid-in capital...............................        44,376,307         26,990,894
     Unearned compensation....................................           (59,750)             -
     Retained earnings (accumulated deficit)..................         3,440,875           (189,155)
     Accumulated other comprehensive income, net .............           521,072            150,536
                                                                  --------------      -------------
         Total stockholders' equity ..........................        56,667,736         34,336,381
                                                                  --------------      -------------
         Total liabilities and stockholders' equity...........$      685,407,759    $   498,420,658
                                                                  ==============      =============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

===========================================================================================================================
                                                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                   SEPTEMBER 30,
                                                                   2004            2003            2004            2003
---------------------------------------------------------------------------------------------------------------------------

INTEREST INCOME:
     Loans, including fees ...................................$   5,172,042  $   3,674,712   $  13,624,552  $   9,995,068
     Securities, available-for-sale
          Taxable.............................................    1,840,366        918,112       4,946,370      2,756,584
          Tax-exempt..........................................      124,780         57,875         309,765        138,262
     Federal funds sold and other ............................       76,563         51,895         224,644        127,996
                                                                -----------     ----------     -----------    -----------
         Total interest income ...............................    7,213,751      4,702,594      19,105,331     13,017,910
                                                                -----------     ----------     -----------    -----------

INTEREST EXPENSE:
     Deposits ................................................    1,493,652      1,069,381       3,992,890      3,261,641
     Securities sold under agreements to repurchase...........       33,417         15,267          54,090         42,233
     Federal funds purchased and other borrowings.............      388,311        232,615       1,071,873        707,803
                                                                -----------     ----------     -----------    -----------
         Total interest expense ..............................    1,915,380      1,317,263       5,118,853      4,011,677
                                                                -----------     ----------     -----------    -----------
         Net interest income .................................    5,298,371      3,385,331      13,986,478      9,006,233

PROVISION FOR LOAN LOSSES ....................................    1,012,000        318,068       1,814,322        953,360
                                                                -----------     ----------     -----------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ..........    4,286,371      3,067,263      12,172,156      8,052,873

NONINTEREST INCOME:
     Service charges on deposit accounts......................      311,372        137,097         706,425        359,211
     Investment services......................................      464,468        324,663       1,258,563        656,888
     Fees from origination of mortgage loans..................      418,760        244,912         876,582        489,005
     Gain on loans and loan participations sold(1)............      219,214         75,238         457,292        201,466
     Gain on sale of investment securities, net...............      108,843        113,707         357,196        247,978
     Other noninterest income ................................      155,382        128,860         430,220        409,158
                                                                -----------     ----------     -----------    -----------
         Total noninterest income ............................    1,678,039      1,024,477       4,086,278      2,363,706
                                                                -----------     ----------       ---------    -----------

NONINTEREST EXPENSE:
     Compensation and employee benefits ......................    2,541,062      1,882,344       7,128,167      5,010,942
     Equipment and occupancy .................................      587,649        480,216       1,628,392      1,323,002
     Marketing and other business development.................      157,894         84,570         462,843        263,834
     Administrative ..........................................      389,577        177,812         925,984        491,465
     Postage and supplies ....................................      154,042         93,676         377,306        273,167
     Other noninterest expense................................      173,756        145,335         507,933        418,835
                                                                -----------     ----------     -----------    -----------
         Total noninterest expense ...........................    4,003,980      2,863,953      11,030,625      7,781,245
                                                                -----------     ----------     -----------    -----------
INCOME BEFORE INCOME TAXES ...................................    1,960,430      1,227,787       5,227,809      2,635,334
     Income tax expense.......................................      569,897        441,218       1,597,779        938,920
                                                                -----------     ----------     -----------    -----------
NET INCOME ...................................................$   1,390,533  $     786,569   $   3,630,030  $   1,696,414
                                                                ===========     ==========     ===========    ===========

PER SHARE INFORMATION (2):
     Basic net income per common share........................$        0.18  $        0.11   $        0.48  $        0.23
                                                                ===========     ==========     ===========    ===========

     Diluted net income per common share......................$        0.16  $        0.10   $        0.43  $        0.22
                                                                ===========     ==========     ===========    ===========

     Weighted average shares outstanding:
          Basic ..............................................    7,832,512      7,384,106       7,537,856      7,384,106
          Diluted ............................................    8,857,015      7,944,654       8,451,439      7,796,400

----------
(1) During the third quarter of 2004, the company recognized $280,000 in gains from the sale of a single loan.
(2) On April 20, 2004, the Board of Directors of Pinnacle Financial approved a two for one stock split of Pinnacle's common stock payable as a 100% stock dividend on May 10, 2004 to shareholders of record on April 30, 2004. Pinnacle Financial has retroactively applied the impact of this stock split in these financial statements.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

==========================================================================================================================
 (DOLLARS IN THOUSANDS,                     SEPT          JUNE          MAR           DEC          SEPT          JUNE
    EXCEPT PER SHARE DATA)                  2004          2004         2004          2003          2003          2003
--------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA, AT QUARTER END:
     Total assets......................$    685,408      586,313       541,052       498,421      440,693       403,229
     Total loans.......................     434,909      355,267       323,416       297,004      279,702       255,448
     Allowance for loan losses.........      (5,434)      (4,466)       (4,042)       (3,719)      (3,492)       (3,189)
     Securities........................     191,323      165,528       162,315       139,944      115,421        99,968
     Total deposits....................     541,859      467,321       437,601       390,569      347,191       309,089
     Securities sold under agreements
          to repurchase................      22,958       23,772        14,699        15,050       19,291        17,803
     Advances from FHLB................      51,500       47,500        40,500        44,500       39,500        41,500

     Subordinated debt.................      10,310       10,310        10,310        10,310       -             -

     Total stockholders' equity........      56,668       35,125        36,266        34,336       33,245        33,627

BALANCE SHEET DATA, QUARTERLY AVERAGES:
     Total assets......................$    618,694      555,437       508,260       454,700      406,142       365,385
     Total loans.......................     392,220      343,974       306,549       283,387      269,703       245,383
     Securities........................     183,721      169,192       149,802       137,243      107,162        95,351
     Total earning assets..............     589,554      527,070       482,572       432,691      386,823       347,671
     Total deposits....................     400,218      439,964       402,603       356,030      314,302       277,592
     Securities sold under agreements
          to repurchase................      25,953       17,523        14,868        16,013       16,136        11,728
     Advances from FHLB................      49,000       45,736        42,379        43,630       40,239        38,137

     Subordinated debt.................      10,310       10,310        10,310           655          -             -

     Total stockholders' equity........      43,868       35,542        35,705        33,935       32,542        32,944

STATEMENT OF OPERATIONS DATA, FOR THE THREE MONTHS ENDED:
     Interest income...................$      7,214        6,225         5,666         5,244        4,702         4,369
     Interest expense..................       1,915        1,689         1,514         1,351        1,317         1,385
                                            -------      -------       -------       -------       ------       -------
       Net interest income.............       5,299        4,536         4,152         3,893        3,385         2,984
     Provision for loan losses.........       1,012          449           354           204          318           347
                                            -------      -------       -------       -------       ------       -------
     Net interest income after
       provision for loan losses.......       4,287        4,087         3,798         3,689        3,067         2,637
     Noninterest income................       1,678        1,183         1,225           924        1,024           877
     Noninterest expense...............       4,004        3,615         3,412         3,268        2,863         2,675
                                            -------      -------       -------       -------       ------       -------
        Income before taxes............       1,961        1,655         1,611         1,345        1,228           839
       Income tax expense..............         570          487           540           487          441           302
                                            -------      -------       -------       -------       ------       -------
        Net income.....................$      1,391        1,168         1,071           858          787           537
                                            =======      =======       =======       =======       ======       =======


PER SHARE DATA:
     Earnings - basic..................$       0.18         0.16          0.15          0.12         0.11          0.07
     Earnings - diluted................$       0.16         0.14          0.13          0.11         0.10          0.07
     Book value at quarter end (1).....$       6.75         4.74          4.91          4.65         4.50          4.55

     Weighted avg. shares - basic......   7,832,512    7,397,920     7,384,106     7,384,106    7,384,106     7,384,106
     Weighted avg. shares - diluted....   8,857,015    8,279,114     8,213,730     8,114,888    7,944,654     7,761,284
     Common shares outstanding.........   8,389,232    7,404,586     7,384,106     7,384,106    7,384,106     7,384,106

CAPITAL RATIOS (2):
     Equity to total assets............        8.3%         6.0%          6.7%          6.8%         7.5%          8.3%
     Leverage..........................       10.9%         8.4%          9.0%         10.5%         8.2%          8.9%
     Tier 1 risk-based.................       12.4%        10.2%         11.2%         11.8%         9.6%         10.6%
     Total risk-based..................       13.4%        11.2%         12.1%         12.8%        10.6%         11.7%
                   ....................

----------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding
(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
     Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets. Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets. Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets. Total risk-based
     - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

==========================================================================================================================
 (DOLLARS IN THOUSANDS,                     SEPT          JUNE          MAR           DEC          SEPT          JUNE
    EXCEPT PER SHARE DATA)                  2004          2004         2004          2003          2003          2003
--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
     Return on average assets..........       0.89%        0.82%         0.85%         0.75%        0.77%         0.59%
     Return on average stockholders'
          equity.......................      12.58%       12.83%        12.03%        10.02%        9.59%         6.54%
     Net interest margin (3)...........       3.62%        3.51%         3.49%         3.62%        3.51%         3.48%
     Noninterest income to total
          revenue (4)                         24.1%        20.7%         22.8%         19.2%        23.2%         22.7%
     Noninterest income to avg. assets.       1.08%        0.85%         0.97%         0.81%        1.00%         0.96%
     Noninterest exp. to avg. assets...       2.57%        2.61%         2.69%         2.85%        2.80%         2.94%
     Efficiency ratio (5)..............       57.4%        63.2%         63.5%         67.9%        65.0%         69.3%
     Avg. loans to average deposits....       80.8%        78.2%         76.6%         80.2%        85.7%         88.4%
     Securities to total assets........       27.9%        28.2%         30.0%         28.1%        26.2%         24.8%
     Average interest-earning assets to
          average interest-bearing
          liabilities..................      121.0%       118.3%        118.1%        118.7%       118.8%        118.9%
     Brokered time deposits to total
          deposits.....................        8.2%         8.8%          8.2%          9.9%        11.2%         15.6%

ASSET QUALITY INFORMATION AND RATIOS:
     Nonaccrual loans..................$     1,332        1,339            86           379        1,095         1,095
            ...........................
     Past due loans over 90 days and
          still accruing interest......$        95           35            64           182           88            60
     Net loan charge-offs (recoveries).$        43           25            30           (23)          15            18
     Allowance for loan losses to total
          loans........................       1.25%        1.26%         1.25%         1.25%        1.25%         1.25%
     Nonperforming assets to total
          loans and ORE................       0.31%        0.38%         0.03%         0.13%        0.39%         0.43%
     Annualized net loan charge-offs
         (recoveries) to average loans.       0.04%        0.03%         0.04%        (0.02)%       0.02%         0.03%
     Avg. commercial loan internal risk
         ratings (6)...................        3.8          3.9           3.9           4.0          3.9           3.9
     Avg. loan account balances (7)....$       157          149           147           153          150           155

INTEREST RATES AND YIELDS:
     Loans.............................       5.25%        5.27%         5.14%         5.17%        5.41%         5.49%
     Securities........................       4.26%        3.93%         4.38%         4.31%        3.65%         4.14%
     Federal funds sold and other......       2.50%        2.20%         1.47%         2.26%        2.28%         2.60%
     Total earning assets..............       4.90%        4.78%         4.73%         4.83%        4.84%         5.06%
     Total deposits, including non-
          interest bearing.............       1.22%        1.21%         1.17%         1.21%        1.35%         1.62%
     Securities sold under agreements
          to repurchase................       0.51%        0.26%         0.25%         0.58%        0.38%         0.42%
     Federal funds purchased and FHLB
          advances.....................       2.14%        2.08%         2.19%         2.05%        2.23%         2.44%
     Subordinated debt.................       4.58%        3.54%         3.98%         3.98%           -             -
     Total deposits and other interest-
          bearing liabilities..........       1.33%        1.31%         1.29%         1.28%        1.40%         1.68%

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(3)  Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets. Included in the third quarter of 2004 net interest income was $80,000 in income related to the liquidation of a particular borrower's assets. Excluding this transaction the net interest margin for the Company for the third quarter of 2004 would have approximated 3.54%.
(4) Total revenue is equal to the sum of net interest income and noninterest income.
(5) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(6) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.
(7) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

==========================================================================================================================
 (DOLLARS IN THOUSANDS,                     SEPT          JUNE          MAR           DEC          SEPT          JUNE
    EXCEPT PER SHARE DATA)                  2004          2004         2004          2003          2003          2003
--------------------------------------------------------------------------------------------------------------------------

INVESTOR INFORMATION:
     Closing sales price...............$     21.50        18.30         15.25         11.75         9.88          7.98
     High sales price during quarter...$     23.70        18.67         15.50         12.95         9.97          8.50
     Low sales price during quarter....$     17.70        13.50         11.65          9.68         8.00          6.53

OTHER INFORMATION:
     Mortgage loan originations........$    22,382       16,061        10,845        10,148       14,742        11,388
                     ..................
     Fees from origination of mortgage
          loans........................$       419          266           192           178          245           198
     Fees from origination of mortgage
          loans to mortgage loan
          originations.................      1.87%        1.66%         1.77%         1.75%        1.66%         1.74%

     Gains on sales of investment
          securities, net..............$       109            -           248             -          114           117
     Brokerage account assets, at
          quarter-end (8)..............$   368,000      344,000       351,000       319,000      247,000       202,000
     Floating rate loans (9) as a
          percentage of total loans....      55.8%        52.5%         52.4%         52.7%        53.7%         51.7%
     Balance of loan participations sold
          to other banks and serviced by
          Pinnacle, at quarter end.....$    53,343       58,530        54,772        51,653       45,981        44,355
     Total core deposits (10)..........      61.8%        59.8%         62.8%         60.1%        55.5%         55.5%
     Total assets per full-time equivalent
          employee.....................$     5,909        5,776         5,695         5,569        5,474         5,486
     Annualized revenues per full-time
          equivalent employee..........$     240.6        225.4         226.4         215.3        211.2         210.1
     Number of employees (full-time
          equivalent)..................      116.0        101.5          95.0          89.5         83.5          73.5
     Associate retention rate (11).....      97.4%        97.5%         97.4%         96.1%        95.7%         94.6%

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(8)  At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.
(9) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.
(10) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of $100,000 or less. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
(11) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.